                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             HATHAWAY CORPORATION
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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Notes:

              [LETTERHEAD OF HATHAWAY CORPORATION APPEARS HERE]



                                        September 19, 1996

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Hathaway Corporation to be held on Thursday, October 24, 1996, commencing at 2:30 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado. The Board of Directors and management look forward to personally greeting those shareholders able to attend the meeting.

  At the Annual Meeting you will be asked to consider and vote on the election of five directors to serve until the next annual meeting. This year in addition to electing directors, you are being asked to consider and vote on an amendment to the 1991 Incentive and Nonstatutory Stock Option Plan (the "1991 Plan") and three shareholder proposals, if presented.

  Your Board of Directors unanimously recommends a vote FOR the election of directors and FOR the amendment to the 1991 Incentive and Nonstatutory Stock Option Plan. The reason for amending the 1991 Plan is to increase the number of shares of the Company's common stock that may be issued under the 1991 Plan by 200,000 and to designate the additional shares as available only for key employees of any company acquired in the future.

  Your Board also unanimously recommends a vote AGAINST the three shareholder proposals.

  Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

  On behalf of the Board of Directors, thank you for your cooperation and support.

                                        Sincerely,

                          [SIGNATURE OF EUGENE E. PRINCE APPEARS HERE]

                                        Eugene E. Prince
                                        President, Chief Executive Officer and
                                        Chairman of the Board


                                      LOGO

                             HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 24, 1996

To the shareholders of
Hathaway Corporation:

  You are hereby notified that the annual meeting of shareholders (the Annual Meeting) of Hathaway Corporation, a Colorado corporation (the Company), will be held on October 24, 1996 at 2:30 p.m. (Mountain Time) at Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the following purposes:

  1. to elect five persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified;

  2. to consider and vote on a proposal to amend the 1991 Incentive and Nonstatutory Stock Option Plan;

  3. to vote on three shareholder proposals, if presented; and

  4. to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on August 29, 1996 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. The Company's transfer books will not be closed.

  The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

  You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

                                          By Order of the Board of Directors

                                          /s/ Richard D. Smith

                                          Richard D. Smith
                                          Secretary
Denver, Colorado
September 19, 1996

                             HATHAWAY CORPORATION
                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

                                PROXY STATEMENT

  This proxy statement and the accompanying proxy card are being furnished to the holders of common stock, no par value (Common Stock), of Hathaway Corporation, a Colorado corporation (the Company), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders (the Annual Meeting) to be held on October 24, 1996 at 2:30 p.m. (Mountain Time) at Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about September 19, 1996.

                           QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be counted as shares present in determining whether a quorum is present. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Since election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against election of nominated directors. Approval of Items 2, 3, 4 and 5 requires the affirmative vote of a majority of the votes cast at the meeting. Broker non-votes and abstentions will not be counted as affirmative or negative in determining the number of shares voted on Items 2, 3, 4 and 5. The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on August 29, 1996 (the Record Date). As of the close of business on the Record Date, there were 4,235,817 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

  All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the five nominees for director (Item 1), FOR the proposed amendment to the 1991 stock option plan (Item 2), AGAINST the shareholder proposals (Items 3, 4, 5), and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 6). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, giving a duly executed proxy bearing a later date, or voting in person at the Annual Meeting. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

  Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company has retained the services of D.F. King & Co. Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram at a fee of approximately $6,500 plus expenses. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

                         ITEM 1: ELECTION OF DIRECTORS

  The Company's articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors. In previous years the number of directors has been set at five, but in August 1996 the board determined to increase the number of directors to six, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed. Richard D. Smith, Executive Vice President, Treasurer, Secretary and Chief Financial Officer was elected by the Board of Directors to fill the vacancy created by the increase in the size of the board from five to six members. Mr. Smith was elected because of the board's desire to integrate his increasing operation and management responsibilities with Company high level policy making and planning. Mr. Smith's term as a director will expire at the Annual Meeting and he has been nominated to continue his term as a director.

  In August 1996 Marvin J. Fein, who had served as a director of the Company since 1977, announced his retirement from the Board of Directors effective at the end of the 1996 Annual Meeting. No person has been nominated by the Board of Directors to fill the vacancy created by Mr. Fein's retirement and proxies will not be voted for a person to fill the vacancy created by Mr. Fein's retirement. The Board of Directors will elect a director to fill such vacancy when a successor has been selected.

  All incumbent directors, except Marvin J. Fein who is retiring, have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the five nominees named below. All nominees have agreed to serve if elected.

  If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

            MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

NOMINEES

  The following information concerning the nominees for election as directors has been provided by the respective nominee:

      NAME                          AGE         POSITION WITH THE COMPANY
      ----                          ---         -------------------------
Eugene E. Prince...................  64 President, Chief Executive Officer and
                                         Chairman of the Board of Directors
Chester H. Clarridge...............  66 Director
Graydon D. Hubbard.................  62 Director
George J. Pilmanis.................  58 Director
Richard D. Smith...................  49 Executive Vice President, Secretary,
                                         Treasurer, Chief Financial Officer and
                                         Director

  Mr. Prince has served as President and a director of the Company since October 1975, as Chief Executive Officer since September 1976 and as Chairman of the Board of Directors since January 1981.

  Mr. Clarridge has served as a director of the Company since 1989. He has been a private consultant in the instrumentation and control industry since 1978.

  Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Mr. Hubbard is also an author.

  Mr. Pilmanis has served as a director of the Company since 1993. He is chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. From April 1989 to June 1994 he was president, CEO and a director of Novatank Corp, a privately held company which manufactures fiberglass storage tanks. In October 1994 Novatank Corp, which was then in voluntary liquidation, filed for bankruptcy under Federal bankruptcy laws. From May 1987 to February 1989, he was executive vice president of BI Inc., a publicly held company which is the leading manufacturer and marketer of electronic home incarceration devices used by corrections agencies. Mr. Pilmanis has been a director of BI Inc. since 1981.

  Mr. Smith has served as a director of the Company since August 1996. He has been Executive Vice President of the Company since August 1993 and Vice President of Finance and Treasurer since June 1983. From June 1983 until March 1986, Mr. Smith was the Company's Secretary and from March 1986 to January 1990 he was Assistant Secretary. Since January 1990 Mr. Smith has resumed the responsibilities of Secretary. In 1994 Mr. Smith assumed management responsibility for the Company's division in Belfast, Northern Ireland and joint venture investments in China. In January 1996 the Company's Denver division also became his responsibility. As of August 1996, Mr. Smith has assumed management responsibility for the Company's entire power instrumentation product line.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four meetings during the fiscal year ended June 30, 1996. Each director attended 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served.

  The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company. No nominating committee has been established. The Board of Directors selects the Company's nominees for election to the board. The board will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement.

  The principal responsibilities of the Audit Committee are to make recommendations to the Board of Directors concerning the selection of the firm of independent auditors and the scope of auditing and accounting matters and to consult with the Company's independent auditors regarding auditing and accounting matters. The members of the Audit Committee during the fiscal year ended June 30, 1996 were Messrs. Clarridge (Chairman) and Fein. Mr. Fein is retiring from the Board of Directors effective at the conclusion of the Annual Meeting. His successor on the Audit Committee for the current fiscal year has not been selected. The Audit Committee held one meeting during the fiscal year ended June 30, 1996.

  The principal responsibility of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The members of the Compensation Committee are Messrs. Hubbard (Chairman) and Pilmanis. The Compensation Committee held one meeting during the fiscal year ended June 30, 1996.

                              EXECUTIVE OFFICERS

  Set forth below is information regarding the Executive Officers of the Company as of August 29, 1996.

            NAME             AGE              POSITION WITH THE COMPANY
            ----             ---              -------------------------
 Eugene E. Prince..........  64   President, Chief Executive Officer and Chairman
                                  of the Board of Directors
 Richard D. Smith..........  49   Executive Vice President, Secretary, Treasurer,
                                  Chief Financial Officer and Director

  Information with respect to employment experience is provided above.

INDEBTEDNESS OF MANAGEMENT

  The Company encourages officers and directors to own shares in the Company and has lent money to officers and directors for the purpose of purchasing shares. During fiscal year 1996, Richard D. Smith, Director, Executive Vice President, Secretary, Treasurer and CFO had an outstanding loan in the principal amount of $133,652 which he obtained for the purpose of exercising stock options. This loan was made pursuant to an Officer and Director Loan Plan which was approved by shareholders. Interest is payable at the applicable treasury rate which was 5.88% per annum during the first six months and 5.43% per annum during the last six months. The largest aggregate amount of indebtedness, including accrued interest outstanding during fiscal year 1996 was $142,445. The amount outstanding, including accrued interest, as of August 29, 1996, was $138,612. Mr. Smith paid accrued interest on December 31, 1995. The difference between interest paid by Mr. Smith and interest at a fair market value rate is considered compensation to Mr. Smith.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table and notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent), each director and nominee, each executive officer and all persons who serve as executive officers and directors of the Company, as a group.

      NAME AND ADDRESS OF                     AMOUNT AND NATURE OF   PERCENT OF
      BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)  CLASS(2)
      -------------------                    ----------------------- ----------
      Eugene E. Prince......................        1,065,871 (3)       25.0%
       8228 Park Meadows Drive
       Littleton, Colorado 80124
      William Hugh Hintze...................          327,442 (4)        7.7%
       Suite 19N, The Greenway
       14 Greenway Plaza
       Houston, TX 77046
      Frederick Dorwart.....................          275,940 (5)        6.5%
       Frederick Dorwart, Lawyers
       Old City Hall
       124 East 4th Street
       Tulsa, OK 74103-5010
      Richard D. Smith......................          268,969 (6)        6.3%
       8228 Park Meadows Drive
       Littleton, Colorado 80124
      Ira Albert............................          235,000 (7)        5.6%
       1304 SW 160th Avenue, Suite 209
       Ft. Lauderdale, FL 33326
      Chester H. Clarridge..................          162,488 (8)        3.8%
      Marvin J. Fein........................           49,627 (9)        1.2%
      Graydon D. Hubbard....................           26,000(10)        --
      George J. Pilmanis....................            9,000(11)        --
      Directors and executive officers of
       the
       Company as a group (6 persons).......        1,417,050(12)       32.7%

- --------
 (1) All beneficial ownership is sole and direct unless otherwise noted.
 (2) No percent of class is shown for holdings of less than 1%.
 (3) Includes 30,000 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options and 164,905 shares of Common Stock held by the Employees' Stock Ownership
     Plan and Trust (the "ESOP") as of the Record Date, as to which Mr. Prince could be deemed to have shared investment power as a trustee of the ESOP, (this same number of shares is included under Mr. Smith's beneficial ownership in footnote (6)) which includes 19,908 shares of Common Stock credited to the ESOP account of Mr. Prince. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.
 (4) Based on Schedule 13D filed by the A.J. Hintze Qualified Trust with the Securities and Exchange Commission on or about September 18, 1995; includes 275,940 shares of Common Stock as to which Mr. Hintze shares voting and dispositive power with Frederick Dorwart, co-trustee of the A.J. Hintze Qualified Trust (this same number of shares is included under Mr. Dorwart's beneficial ownership in footnote (5)).
 (5) Based on Schedule 13D filed by the A.J. Hintze Qualified Trust with the Securities and Exchange Commission on or about September 18, 1995; Mr. Dorwart shares voting and dispositive power with William Hugh Hintze, co-trustee of the A.J. Hintze Qualified Trust (this same number of shares is included under Mr. Hintze's beneficial ownership in footnote (4)).
 (6) Includes 21,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 164,905 shares of Common Stock held by the ESOP as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP (this same number of shares is included under Mr. Prince's beneficial ownership in footnote (3)), which includes 4,159 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 82,164 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee.
 (7) Based on Schedule 13D filed by Mr. Albert with the Securities and
     Exchange Commission on or about June 20, 1996; Includes 145,800 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting power and disclaims beneficial ownership. Includes 67,200 shares of Common Stock held by various accounts as to which Mr. Albert has discretionary authority and disclaims beneficial ownership.
 (8) Includes 12,000 shares of Common Stock which Mr. Clarridge has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 17,212 shares of Common Stock owned by a trust of which Mr. Clarridge's wife is trustee, as to which Mr. Clarridge disclaims beneficial ownership. Includes 133,276 shares of common stock held by a trust as to which Mr. Clarridge shares voting and investment powers as a trustee.
 (9) Mr. Fein is retiring from the Board of Directors at the conclusion of the Annual Meeting. Includes 12,000 shares of Common Stock which Mr. Fein has the right to acquire upon exercise of outstanding options within 60 days after the Record Date but prior to the termination of his directorship.
(10) Includes 13,500 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 5,000 shares of Common Stock held by Hubbard Family Partnership as to which Mr. Hubbard is managing general partner.
(11) Consists of 9,000 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.
(12) Includes 97,500 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 164,905 shares of Common Stock held by the ESOP as to which Mr. Prince and Mr. Smith have shared investment power as trustees of the ESOP, which includes 24,067 shares of Common Stock held by the ESOP for the accounts of Messrs. Prince and Smith.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  The Board of Directors holds four full day meetings each year. Non-employee directors are compensated at the rate of $3,000 per full day meeting of the board, $900 for each additional one-half day meeting and $400 per hour for a phone meeting. Also, each director receives $900 per meeting attended of any committee of the board of which he is a member and $900 for each additional one-half day meeting. If a director attends a board or committee meeting which is held at a location outside of the Denver, Colorado area, he is compensated for travel time at the rate of $900 per each half day.

  Board members are compensated at the rate of $225 per hour for the time spent consulting with the Company at the request of the Board of Directors or the President, preparing minutes of the Audit or Compensation Committees and on special assignment of such committees. During the 1996 fiscal year, Mr. Hubbard received $225 for preparation of Committee Minutes.

  Mr. Clarridge is a paid consultant to the Company primarily with respect to new business development for Power and Process Instrumentation and, effective January 1, 1996, he assumed the responsibility for directly overseeing the Hathaway Automation Technology Division in Seattle, WA. This arrangement requires at least 24 weeks work per year (12 weeks prior to January 1, 1996) and may be terminated at any time. In fiscal year 1996 the consultant fee paid to Mr. Clarridge for these services was $90,000.

SUMMARY OF CASH AND OTHER COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by the Chief Executive Officer and one other executive officer (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for services to the Company during fiscal year 1996.

SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
      NAME AND                               -------------------  ALL OTHER
 PRINCIPAL POSITION                     YEAR  SALARY     BONUS   COMPENSATION
 ------------------                     ---- ------------------- ------------
Eugene E. Prince....................... 1996  $258,794 $       0   $(21,658)(1)
Chairman, CEO, President                1995  $248,962 $       0   $  4,373
                                        1994  $250,008 $ 162,922   $ 67,695
Richard D. Smith....................... 1996 $ 142,362 $       0   $ (2,419)(2)
Director, Exec. V.P., Secretary, Trea-
 surer, CFO                             1995 $ 137,500 $       0   $  9,935
                                        1994 $ 135,938 $  84,542   $ 30,639

- --------
(1) All other compensation for Mr. Prince during fiscal year 1996 consists of
    (i) Company contributions to defined-contribution plans of $3,188, (ii) Company paid life insurance premiums of $11,760 and (iii) a negative accrual under the Long-Term Incentive Plan of $36,606. Previous year accruals under the Long-Term Incentive Plan have been reversed since the required threshold level was not achieved by June 30, 1996.
(2) All other compensation for Mr. Smith during fiscal year 1996 consists of
    (i) Company contributions to defined contribution plans of $3,188, (ii) Company paid life insurance premiums of $10,845 (iii) interest on a loan to Mr. Smith under the Officer and Director Loan Plan of $1,851 calculated as the difference between interest accrued and the fair market rate at the time the interest rate was set, and (iv) a negative accrual under the Long-Term Incentive Plan of $18,303. Previous year accruals under the Long- Term Incentive Plan have been reversed since the required threshold level was not achieved by June 30, 1996.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                            PERFORMANCE         ESTIMATE FUTURE PAYOUT UNDER
                           NUMBER OF          OR OTHER          NON-STOCK PRICE-BASED PLANS
                         SHARES, UNITS      PERIOD UNTIL      --------------------------------
                           OR OTHER        MATURATION OR      THRESHOLD    TARGET    MAXIMUM
     NAME                 RIGHTS (#)           PAYOUT         (# SHARES) (# SHARES) (# SHARES)
     ----                -------------     -------------      ---------- ---------- ----------
Eugene E. Prince........    (11,667)   7/1/93 through 6/30/96      0          0          0
Richard D. Smith........    ( 5,833)   7/1/93 through 6/30/96      0          0          0

  The Company's Long-Term Incentive Plan ("LTIP") in effect through June 30, 1996 provided payments in Company shares based on a sliding scale of achievement levels for return on equity and total shareholder return which were established by the Board of Directors. The plan was based on performance over a three year period and covered fiscal years ending in 1994, 1995 and 1996. Because threshold levels required by the Plan were not achieved, no incentive payments were made and all accruals which were required, based on achievement expectations in prior periods, were reversed on June 30, 1996. The LTIP has been terminated. For fiscal years beginning July 1, 1996 long-term incentives will be provided through stock option grants. See the discussion under COMPENSATION COMMITTEE REPORT.

OPTION GRANTS IN LAST FISCAL YEAR

  There were no options granted to the Named Executive Officers during fiscal 1996 under the Company's stock option plans.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information regarding option exercises during the 1996 fiscal year and unexercised stock options held as of the 1996 fiscal year end by each of the Named Executive Officers:

                                                                           VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                 OPTIONS AT FY-END (#)   OPTIONS AT FY-END ($)(1)
                                               ------------------------- -------------------------
                            SHARES     VALUE
                         ACQUIRED ON  REALIZED
     NAME                EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ------------ -------- ----------- ------------- ----------- -------------
Eugene E. Prince........       0          0      30,000           0        $46,875          0
Richard D. Smith........       0          0      21,000           0        $32,813          0

- --------
(1) Fair market value of unexercised in-the-money options at fiscal year end is based on the closing price of $3.875 of Common Stock on June 30, 1996 as reported by The Nasdaq Stock Market, Inc.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company has Employment Agreements with Eugene E. Prince and Richard D. Smith which became effective July 1, 1993 for an initial term of five years and continuing subsequently on a year-to-year basis unless the Company or the officers give termination notice at least 60 days prior to expiration of the initial or subsequent terms.

  Base Salary. The Agreements provide a base salary of not less than $250,000 for Mr. Prince and $137,500 for Mr. Smith, reviewed annually for increase on a merit basis. In August of 1995 their base salaries were increased to $260,000 and $143,000 respectively.

  Annual Incentive Plan. Annual incentive bonuses are paid based on achievement levels established annually by the Board of Directors for return on equity and total shareholder return. No annual bonuses are paid if the Company has a net loss or if its stock price declines.

  Long-Term Incentive Plan Payment. The LTIP providing for Common Stock payouts (none earned) based on achieving pre-determined performance targets over a three year period expired on June 30, 1996. In August 1996 the Board of Directors approved replacing this plan with stock options.

  Certain Dispositions. Separate bonuses are paid for gains on dispositions of certain subsidiaries or divisions of the Company. This bonus is payable in cash in an amount equal to a percentage of the accumulative pre-tax gain recognized on a disposition in amounts for Mr. Prince equal to 2% of the first $5 million of accumulative pre-tax gain; 1.75% of the next $4 million of pre-tax gain; 1.5% of the next $3 million of pre-tax gain; 1.25% of the next $2 million of pre-tax gain; and 1% of any additional amount of pre-tax gain. Amounts for Mr. Smith are one-half the amounts stated for Mr. Prince.

  Other Provisions. Messrs. Prince and Smith participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company pays for an annual physical exam and up to $5,000 each year in financial consulting for Mr. Prince, and provides both executives with a long-term disability insurance program, $500,000 of life insurance and an automobile.

  In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreements provide for limited continuations of salary and insurance benefits and for bonus prorations or settlements.

CHANGE OF CONTROL ARRANGEMENTS

  In 1989 the Company entered into agreements with Messrs. Prince and Smith pursuant to which, upon termination by the Company (other than for cause as defined in the Agreements) or by the executive for good reason (as defined in the Agreements) within 90 days prior to or 24 months following a change of control of the Company, each is entitled to receive a severance payment equal to 2.5 times the sum of current annual base salary plus the amount paid under the Incentive Compensation Plan for the preceding fiscal year, an allocation for incentive compensation for the current year up to the date of termination and two year continuation of insurance benefits. These agreements expire December 31 of each year, however, they are extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. The Company has similar agreements (providing less severance payments) with seven other key managers. The change of control agreements require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change of control of the company. These agreements are common at other public companies. They are not excessive and are within industry standards. In 1996, the Board of Directors considered termination of these agreements and determined that the reasons for executing change of control agreements in 1989 continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal year 1996 the Compensation Committee was comprised of Messrs. Hubbard and Pilmanis who are both non employees. See the caption EXECUTIVE COMPENSATION--Compensation of Directors for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

- --------
  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 10 shall not be incorporated by reference into any such filings.

- --------

                         COMPENSATION COMMITTEE REPORT

  In fiscal 1993 the Committee engaged Towers Perrin, nationally known executive compensation consultants, to conduct an audit of the CEO's compensation package and, subsequently, to recommend provisions for a revised package. The Towers Perrin recommendations were incorporated into the five year employment contract for the CEO and a similar contract for the Executive Vice President, which were approved by the Board of Directors in fiscal 1994.

  Base salaries for Messrs. Prince and Smith are reviewed annually on a merit basis and compared to a national compensation survey under a policy to maintain salaries within a general range of 80% to 120% of the survey median. No salary increases were recommended by the Committee for fiscal 1995 or 1997. In August 1995 the Committee recommended salary increases of 4% for both executives for fiscal 1996.

  In recommending target levels of achievement for the Annual Incentive Plan, the Committee reviews past operating results and stock prices and the forecasts and business plans of the Company for the ensuing year. Because threshold levels (generally 70% of target as recommended by Towers Perrin) were reached in fiscal 1994 for both return on equity and total shareholder return, bonuses of $61,000 for Mr. Prince and $34,000 for Mr. Smith were earned. Threshold levels were not reached in fiscal 1995. Although the threshold level for total shareholder return was reached in fiscal 1996, the Company's loss prevented any bonus payment. For fiscal 1997 the Committee recommended target achievement levels as follows: for total shareholder return, a 25% improvement in stock price; for return on equity, elimination of losses and achieving a modest level of profitability.

  Anticipating expiration of the LTIP (see Employment Agreement with Executive Officers ) on June 30, 1996, the Committee, in August 1995, recommended the Company resume using stock option grants for long-term incentives. The Committee had serious reservations about continuing the LTIP because of its adverse and erratic effect on earnings. The Committee also concluded that the market for the Company's power industry products was seriously depressed and approaching an all time low, which would make it difficult under the LTIP to reward management fairly for achieving or exceeding realistic earnings expectations in an environment which could not be expected to produce good earnings results in an absolute sense. Accordingly, upon expiration of the LTIP, on June 30, 1996 it was terminated in favor of an incentive plan based on stock options. In making its recommendations for grants of stock options, the Committee considers customary business practices, the direct link between option share benefits and improving shareholder values, the enlarged operating responsibilities of Mr. Smith, the prior level of stock option grants for both executives which preceded the LTIP, the current level of share options held by Messrs. Prince and Smith, the shares available for option and the total shares under option grants. The Committee also considers the Company's current operating conditions, under which it is vitally important to all shareholder interests, particularly during a time of vocal dissidence by a few shareholders, to have strong long-term incentives for management to remain positive and dedicated, well motivated and business focused.

                                          Graydon D. Hubbard
                                          George J. Pilmanis

                               PERFORMANCE GRAPH

  The following performance graph reflects change in the Company's cumulative total stockholder return on common stock as compared with the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Measuring and Controlling Devices Index for the period of five fiscal years ended June 30, 1996.
                             [GRAPH APPEARS HERE]
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG NASDAQ (U.S. COMPANIES), NASDAQ MEASURING DEVICES AND HATHAWAY CORPORATION




                         6/30/91   6/30/92  6/30/93  6/30/94  6/30/95  6/30/96

NASDAQ (U.S.)              $100      $120     $151     $153     $204     $261
NASDAQ MEASURING DEVICES   $100      $101     $109     $112     $189     $247
HATHAWAY CORPORATION       $100      $221     $105     $180     $122     $188




                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners have been met.

                   ITEM 2: PROPOSED SECOND AMENDMENT TO THE
               1991 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

  It is proposed to amend the Company's 1991 Incentive and Nonstatutory Stock Option Plan (the "1991 Plan") to increase the number of shares of the Company's Common Stock that may be issued under the Plan by 200,000 and to designate the 200,000 additional shares as available only for key employees of any company acquired after August 15, 1996. This will increase the number of shares available from 700,000 to 900,000. The Company continues to consider expansion through acquisition of complementary companies. The granting of stock options would be incentive for key employees of an acquired company to remain with the Company and to work to improve the Company's stock price through improved operating results.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
                    THE SECOND AMENDMENT TO THE 1991 PLAN.

DESCRIPTION OF THE 1991 PLAN

  The following is a summary of the 1991 Plan as amended by the first amendment.

  The 1991 Plan was approved by shareholders on October 24, 1991 and the first Amendment was approved on November 29, 1993. The number of shares issuable under the 1991 Plan is 700,000, subject to adjustment for capital changes, of which no more than 30% may be granted as stock options to non-employee directors and no one non-employee director may be granted options to purchase more than 80,000 shares. The 1991 Plan provides for incentive stock options, within the meaning of Section 422 of the Code, and nonstatutory stock options. Incentive stock options may be granted (i) only to employees and employee directors who are responsible for the conduct and management of the Company's business (ii) with an exercise period of up to ten years (five years for persons owning more than 10% of total combined voting power), (iii) at exercise prices not less than fair market value at the date of grant (110% of fair market value if the optionee owns more than 10% of the total combined voting power), and (iv) in amounts which may not exceed $100,000 per employee in any calendar year. Nonstatutory options may be granted (i) to employees and non-employee directors, (ii) with an exercise period of up to ten years (seven years for directors), (iii) at exercise prices not less than 85% of fair market value at the date of grant. The 1991 Plan is administered by the board of directors (or by a committee of two or more persons appointed by the board), which has the authority to select the optionee, determine whether each granted option is to be an incentive stock option or a nonstatutory option, designate the number of shares to be covered by each option and specify other terms of the options. The board of directors has appointed the Compensation Committee to administer the 1991 Plan. Options granted under the 1991 Plan become exercisable as determined at the time of grant, except that options granted to directors become exercisable 1/3 each year on each anniversary of the date of grant. The Plan permits the exercise of options in exchange for shares of the Company's common stock as well as for cash.

  Attached hereto as Exhibit 1 is a copy of the proposed Second Amendment to the 1991 Plan. The following summary of the amendment is qualified in its entirety by reference to Exhibit 1.

  If the proposed Second Amendment is approved at the Annual Meeting, the number of shares issuable under the Plan will be increased to 900,000 subject to adjustment for capital changes, of which 200,000 shares are specifically designated as available only for key employees of any company acquired after August 15, 1996.

  Presently four non-employee directors, two employee directors, two other officers and about 380 other employees of the Company are eligible to be granted options under the 1991 Plan. Only those persons whose judgment, initiative, and continued efforts are expected to contribute to the successful conduct of the business of the Company, as determined by the board or committee, are eligible to be granted options under the 1991 Plan. At the date of this Proxy Statement options to purchase 250,500 shares have been granted but unexercised under the 1991 Plan.

  Optionees under the 1991 Plan are protected by anti-dilution provisions. Upon a change in the ownership of a majority of the outstanding shares of the Company, or a change in the majority of members of the board of directors other than by voluntary resignation, or upon any other reorganization or liquidation of the Company resulting in a change of control, each optionee shall be entitled to exercise his or her outstanding options in whole or in part any time within 60 days thereafter regardless of whether the right to exercise has become fully vested, and options not exercised within 60 days will terminate.

  It is not known when or to whom options will ultimately be granted under the amended 1991 Plan. Neither the CEO nor any other executive officer would have received additional grants under the Plan if the amendment had been in effect prior to the Annual Meeting.

  The closing price for the Company's Common Stock on August 29, 1996, was $3.75 per share as reported by The Nasdaq Stock Market, Inc.

FEDERAL INCOME TAX CONSEQUENCES

  No income results to the holder of an incentive stock option upon the grant of the option or issuance of shares. The amount realized on the sale or taxable exchange of such shares in excess of the option price will be considered a capital gain, except that if a disposition occurs within one year after the exercise of the option or two years after the grant of the option the optionee will realize compensation, for federal income tax purposes, on the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares exceeds the option price. For the purpose of determining alternative minimum taxable income, an incentive stock option is treated as a nonstatutory option.

  In connection with the exercise of a nonstatutory option, an optionee will generally realize compensation, for federal income tax purposes, on the difference between the option price and the fair market value of the shares acquired on the date of exercise.

  If an option is exercised and payment is made by means of previously held shares, or shares and cash, there is no gain or loss recognized to the optionee on the previously held shares so long as these shares have been held for the required holding period, if applicable. In the case of a nonstatutory option, the optionee's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received under the option. Any additional shares received under the option will have a basis equal to the compensation realized by the optionee for federal income tax purposes plus the amount of any additional cash paid.

  Exercising a nonstatutory option with shares which were originally acquired on the exercise of an incentive stock option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for federal income tax purposes, resulting in recognition of compensation to the optionee in an amount equal to the lesser of (i) the excess of the fair market value over the option price at the time such incentive shares were originally acquired or (ii) the amount realized on the sale of the shares minus the option price. However, exercising an incentive stock option with shares acquired on the exercise of an incentive stock option will constitute a disqualifying disposition of such previously held shares if the one and the two-year holding periods described above have not been met before such exercise.

  To the extent individual optionees qualify for capital gains tax treatment, the Company will generally not be entitled to a deduction for federal income tax purposes. In other cases the Company will generally receive a federal income tax deduction at the same time, and in the same amount, as the amount which is taxable to the employee as compensation.

  Approval requires the affirmative vote of a majority of the votes cast on the proposed amendment.

                         ITEM 3: SHAREHOLDER PROPOSAL

PROPOSAL REQUESTING A MORATORIUM ON STOCK OPTIONS UNTIL STOCK PRICE IS $6.00.

  The following proposal was submitted by Gary K. Schroeder, P.O. Box 398, Chandler, Oklahoma 74834, beneficial holder of 11,650 shares of Common Stock.

 Shareholder Proposal

  Resolved, that it is requested that the Board of Directors of Hathaway Corporation declare a moratorium on the granting to or exercise of stock options by current officers and directors of Hathaway Corporation until the price of Hathaway Corporation common stock achieves a price per share of six dollars ($6.00) adjusted for future splits and dividends.

 Shareholder Supporting Statement

  It is my belief that until the performance of Hathaway Corporation common stock achieves a level of $6.00 per share, current management should not continue to be rewarded with the granting or exercise of options.

 The Company's Statement in Opposition

                PLEASE VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.
                             -------
  The shareholder's proposal requests that current management not be allowed to exercise their previously granted stock options until the stock achieves a certain per share price. The stock option agreements, which are signed by the Company and the recipient when options are granted, are binding contracts under state law. If the Company were to refuse holders of options the right to exercise those options, it would be a breach of contract. Realistically, the Company cannot consider this request. The Company's option plan is designed to encourage officers and directors to manage the Company in such a way as to increase the value of its common stock. Withholding the granting of options until the price of stock has already increased does not provide incentive to management.

                         ITEM 4: SHAREHOLDER PROPOSAL

PROPOSAL REQUESTING ALL VOTING BY SHAREHOLDERS BE BY SECRET BALLOT.

  The following proposal was submitted by Nancy H. Hardy, 4811 25th Avenue, S.E., Lacey, Washington 98503, holder of 33,553 shares of Common Stock.

SHAREHOLDER PROPOSAL

  Resolved, that it is requested that the Board of Directors require that all voting pursuant to the call of an annual or special meeting of shareholders of Hathaway be by secret ballot reviewed only by the inspectors of election who shall not be officers or directors of Hathaway with only the final tabulated results revealed.

 Shareholder Supporting Statement

  The proponent believes it is essential to protect all shareholders, and in particular employee-shareholders, from retaliation by management by protecting the confidentiality of their votes for any proposals put to a vote of the shareholders.

 The Company's Statement in Opposition

                PLEASE VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.
                             -------
  The Company has never reviewed voting records from the standpoint of using that information for retaliation and no employee-shareholders have raised any concern for this issue. Many employee-shareholders vote through the ESOP which has its own rules with respect to how employee-shareholder votes are collected.

                         ITEM 5: SHAREHOLDER PROPOSAL

  PROPOSAL REQUESTING SALE OF THE COMPANY AND ELIMINATION OF RIGHTS PLAN AND SEVERANCE AGREEMENTS.

  The following proposal was submitted by the A.J. Hintze Qualified Trust, 2503 Hodges Bend Circle, Sugar Land, Texas 77479, holder of 275,940 shares of Common Stock.

 Shareholder Proposal

  Resolved, it is requested that the Board of Directors seek potential buyers for Hathaway Corporation by taking all such actions deemed necessary or desirable in facilitating same, including, without limitation, the elimination of any shareholder rights plan (the so-called "poison pill") and "golden parachute" severance provisions which provide certain benefits and compensation to management in the event of a takeover or buyout.

 Shareholder Supporting Statement

  The proponent of this proposal is a trust holding over 270,000 shares of Hathaway common stock. A proposal substantially similar to that set forth above was introduced for a vote at the October 26, 1995 annual meeting of shareholders and received the approval of approximately 34.1% of the outstanding shares represented in person or by proxy at that meeting.

  The proponent's disappointment with the long term performance of management and of Hathaway stock has continued into 1996 with the price per share near its all-time low. This continued trend of low stock prices for Hathaway shares occurs during a period of dramatic and record-breaking highs in the stock markets in general.

  The proponent believes that new management for Hathaway might enable Hathaway to achieve its full potential. As currently structured, however, potential buyers for Hathaway are undoubtedly discouraged by the obstacles placed in their way by current management such as the shareholders' rights plan and the generous severance packages which would substantially increase the price of acquiring Hathaway. Proponent believes that these management entrenchment devices are not in the best interest of Hathaway's shareholders and urges your "yes" vote on this proposal.

 The Company's Statement in Opposition

                PLEASE VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.
                             -------
  The shareholder proposal requests the Board of Directors to seek potential buyers for the Company. As stated, a similar proposal was voted upon at last year's annual meeting, and of the shares voted at that meeting, over 65% were voted against the proposal. The Board of Directors gives continuing consideration to whether it should seek a disposition of the Company. The board believes that the long term potential of the Company is substantially greater than the current market price. Competition in the Company's products is significant and the board believes that any affirmation that the Company is for sale would result in a serious competitive disadvantage in the Company's marketplace and could have an adverse effect on the Company's business. While the board believes it would be unwise to advertise the Company for sale, it will, of course, consider any serious proposals of interested parties on terms that would be fair to shareholders.

  The shareholder proposal requests the Board of Directors to eliminate the shareholder rights plan which was adopted in 1989. The purpose of a shareholder rights plan is to provide to the shareholders of the Company some assurance that the Company will have an opportunity to negotiate any proposed acquisition of the Company rather than succumb to a takeover effort that is entirely on the terms of the offeror. The shareholder rights plan can be terminated in the event of a transaction favorable to the Company. The board believes that continuation of the shareholder rights plan is in the best interest of shareholders.

  The shareholder proposal also requests the Board of Directors to eliminate the severance agreements which the Company has with certain key employees. Management believes that change of control agreements benefit shareholders by providing security to key employees in the face of take-over threats so that key employees will be motivated to remain with the Company and negotiate for the best possible deal for shareholders in the event of a disposition and by providing for a smooth transition to new owners which increases shareholder value. It is difficult to retain high quality, key employees, of which this Company has several, in the face of demands that the Company be sold. A sale of the Company might very well result in the dismissal of some of our key employees and without some assurance of job stability we are at risk of losing key employees in the current competitive market.

                             ITEM 6: OTHER MATTERS

  The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

                         INDEPENDENT PUBLIC ACCOUNTANT

  Arthur Andersen LLP served as independent auditors of the Company for the fiscal year ended June 30, 1996. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

  The Audit Committee of the Board of Directors has not yet made a recommendation to the Board of Directors with respect to the selection of independent certified public accountants for fiscal 1997.

                                 ANNUAL REPORT

  The Company's Annual Report for the year ended June 30, 1996 has been mailed to shareholders with this Proxy statement.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Shareholders' proposals for the 1997 annual meeting of shareholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than May 22, 1997 in order to be presented at the annual meeting or be included in the Company's 1997 proxy statement and proxy card.

            PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                                          Hathaway Corporation

September 19, 1996

                                                                      EXHIBIT 1

                    SECOND AMENDMENT TO THE 1991 INCENTIVE
                      AND NON-STATUTORY STOCK OPTION PLAN
                                      OF
                             HATHAWAY CORPORATION

  THIS AMENDMENT is made effective this 24th day of October, 1996, by Hathaway Corporation (the "Corporation").

                                   RECITALS

  On August 15, 1996, the board of directors of the Corporation directed that the Corporation's 1991 Incentive and Nonstatutory Stock Option Plan ("Plan") be amended as hereinafter provided.

                                   AMENDMENT

  NOW THEREFORE Section 6.1 of the 1991 Incentive and Nonstatutory Stock Option Plan of the Corporation is amended as follows:

    6.1 Stock Subject to Plan. Subject to Article 8, the number of shares available for issue under the Plan shall not exceed 900,000 shares of Common Stock (including Options granted under Article 5). All shares for which a Stock Option is granted under this Plan, which for any reason are released from such Stock Option, shall be available for the granting of further Stock Options under this Plan. A total of 200,000 shares available for issue under the Plan are reserved for Stock Options which may be granted to key employees of any companies acquired after August 15, 1996 who are Qualified Individuals.

  IN WITNESS WHEREOF Hathaway Corporation has executed this instrument by its officers, duly authorized by its directors, and affixed its corporate seal as of the day and year first above written.

                                          Hathaway Corporation

                                          By: _________________________________
                                                        President

[SEAL]

Attest:

_____________________________________
              Secretary

                             HATHAWAY CORPORATION

                            8228 PARK MEADOWS DRIVE
                           LITTLETON, COLORADO 80124

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1, FOR APPROVAL OF THE AMENDMENT TO THE 1991 PLAN IN ITEM 2, AGAINST THE SHAREHOLDER PROPOSALS, IF PRESENTED, IN ITEMS 3, 4 AND 5, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ITEM 6.

  The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Hathaway Corporation (the "Company") to be held on October 24, 1996, and at all adjournments thereof, with respect to the following:

                        (TO BE SIGNED ON REVERSE SIDE.)

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS                                                        |
     EXAMPLE.                                                                ---


MANAGEMENT RECOMMENDS VOTING "FOR" EACH NOMINEE NAMED             MANAGEMENT RECOMMENDS VOTING  "FOR" THE FOLLOWING PROPOSAL
                              ---
                 FOR      WITHHELD
                                   Nominees: E.E. Prince                                             FOR      AGAINST      ABSTAIN
1. Election                                  C.H. Clarridge       2. Proposal to amend the 1991      [ ]        [ ]          [ ]
   of Directors  [ ]        [ ]              G.D. Hubbard            Incentive and Nonstatutory
                                             G.J. Pilmanis           Stock Option Plan.
                                             R.D. Smith                            SHARES WILL BE VOTED FOR THE PROPOSAL
                                                                                       IF INSTRUCTIONS ARE NOT GIVEN
                                                                   -----------------------------------------------------------------
                                                                                   MANAGEMENT RECOMMENDS VOTING "AGAINST"
                                                                                    THE FOLLOWING SHAREHOLDER PROPOSALS
                                                                                                     FOR      AGAINST      ABSTAIN

                                                                   3. SHAREHOLDER PROPOSAL           [ ]        [ ]          [ ]
                                                                      requesting a moratorium on
                                                                      stock options until stock
                                                                      price is $6.00.

                                                                   4. SHAREHOLDER PROPOSAL           [ ]        [ ]          [ ]
                                                                      requesting all voting by
                                                                      shareholders be by secret
                                                                      ballot.

                                                                   5. SHAREHOLDER PROPOSAL           [ ]        [ ]          [ ]
                                                                      requesting sale of the Company
                                                                      and elimination of rights plan
                                                                      and severance agreements.
                                                                               SHARES WILL BE VOTED AGAINST THE SHAREHOLDER
                                                                                 PROPOSALS IF INSTRUCTIONS ARE NOT GIVEN.
                                                                   -----------------------------------------------------------------
                                                                   6. OTHER MATTERS--In the proxies' discretion, on such other business as may properly come before the Annual Meeting.
SIGNATURE(S)                 TITLE               DATE
            ----------------       -------------      -----------
NOTE: Your signature should appear exactly as your name appears in           PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED
      the space above. For joint accounts, all owners should sign.             POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE.
      When signing in a fiduciary or representative capacity, please give your full title as such.

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